Exhibit 10.7

07 January 2005
THE AMVESCAP 2000 SHARE OPTION
PLAN
AMVESCAP PLC
(Rule 3.6(c) added by Board Resolution 21 December 2000)
(Rule 5.4 amended by Board Resolution 26th April 2001)
(Rule 5.4 amended by Board Resolution 4 April 2002)
(Rule 5.4 amended by Board Resolution 23 October 2002)
(Rule 5.4 amended by Board Resolution 12 October 2004)
(Rule 5.4 amended by Board Resolution 26 January 2005)
200•

THE AMVESCAP 2000
SHARE OPTION PLAN
1.	DEFINITIONS AND INTERPRETATION

1.1	In this Plan, unless the context otherwise requires:-

“Board”	means the board of directors of the Company or a committee appointed by such board of directors;

“Company”	means AMVESCAP PLC (registered in England No. 308372);

“Grant Date”	in relation to an option means the date on which the option is or was granted;

“Participant”	means a person who holds an option granted under the Plan;

“Participating Company”	means the Company and any Subsidiary to which the Board has resolved that the Plan shall for the time being extend;

“Plan”	means the AMVESCAP 2000 Share Option Plan as herein set out but subject to any alterations or additions made under Clause 8 below;

“Subsidiary”	means a body corporate which is a subsidiary of the Company within the meaning of Section 736 of the Companies Act 1985 and is under the control of the Company within the meaning of Section 840 of the Income and Corporation Taxes Act 1988;

“Trustees”	means the trustees or trustee for the time being of any trust established by the Company which provides for options to be granted under the Plan to the beneficiaries thereof;
1.2	Any reference in the Plan to any enactment includes a reference to that enactment as from time to time modified, extended or re-enacted.

2.	ELIGIBILITY

2.1	A person is eligible to be granted an option under the Plan if (and only if) he is a full-time director or employee of a Participating Company.

2.2	For the purposes of sub-clause 2.1 above a person shall be treated as a full-time director or employee of a company if he is obliged to devote substantially the whole of his working time to the performance of the duties of his office or employment with the company (or with the company and any other company which is a Participating Company).

3.	GRANT OF OPTIONS

3.1	Subject to sub-clauses 3.2 and 3.5 below and to Clause 4 below, the Board or the Trustees at the request of the Board may grant to any person who is eligible to be granted an option under the Plan (in such form and manner as the Board may from time to time prescribe) an option to acquire ordinary shares in the Company upon the terms set out in the Plan and upon such other terms as the Board or the Trustees, as the case may be, may specify.

3.2	An option may be granted under the Plan at any time other than one at which dealings by a director would be prohibited under the London Stock Exchange Model Code.

3.3	There shall be no monetary consideration for the grant of any option under the Plan, and accordingly any such option shall be granted by Deed.

3.4	The price at which shares may be acquired on the exercise of an option granted under the Plan shall be determined by the Board before the grant thereof, provided that:-
(a)	if at the relevant time shares of the same class as those shares are listed in the Stock Exchange Daily Official List, the price shall not be less than the middle-market quotation for shares of that class (as derived from the List) on the last dealing day prior to the Grant Date;

(b)	at any time at which paragraph 3.4(a) above shall not apply, the price shall not be less than such sum as the Board shall reasonably determine to be the market value of shares of that class; and

(c)	no share shall be issued by the Company for an amount less than the nominal value of that share.
3.5	The grant of any option under the Plan shall be subject to obtaining any approval or consent required under the provisions of any regulation or enactment.

3.6	(a) Subject to sub-clause 5.3 below, an option granted under the Plan to any person shall not be capable of being transferred by him (other than in accordance with sub-paragraph (b) or (c) below) and shall lapse forthwith if it is so transferred or if he is adjudicated bankrupt.
(a)	An option granted under the Plan (other than one which takes effect as an Incentive Stock Option under the United States Internal Revenue Code (the “Code”)) may be transferred to a trustee or any other person or persons howsoever organised provided that prior to such transfer the Board shall have confirmed in writing to the transferor that it is satisfied that the option shall be held by the transferee on terms such that the transferor, the transferor’s estate and the transferor’s family are the only persons to benefit, if at all, from the same.

(b)	An option granted under the Plan (other than one which takes effect as an Incentive Stock Option under the Code) may be transferred to:-
(i)	any entity or organisation falling within the description set out in section 170(c) of the Code;

(ii)	any entity or organisation having charitable purposes recognised as such under the laws of England and Wales; or,

(iii)	any other person who would hold such option solely for the benefit of an entity or organisation mentioned in either of (i) and (ii) above;

provided that prior to any such transfer the Board shall have confirmed in writing to the transferor that it is satisfied as to the identity and purposes of any such entity or organisation, in the case of (i) or (ii) above, or as to the standing, reliability and good faith of such other person, in the case of (iii) above.
3.7	An option may be granted subject to such condition or conditions as the Board may in its discretion think fit which must (save as otherwise provided in the Plan) be fulfilled before the option (other than a new option under clause 6.4) may be exercised. Any such condition must be stated in writing at the Grant Date.

4.	LIMITS

4.1	The amount for which shares may be purchased on the exercise of any option granted under the Plan on any day to any person shall be at the discretion of the Board.

4.2	On any day, no option may be granted under the Plan if, as a result, the total number of shares which have been issued or which may yet be issued pursuant to the exercise of options granted under the Plan would exceed, or further exceed ten and one half per cent of the issued ordinary share capital of the Company on that day.

5.	EXERCISE OF OPTIONS

5.1	The exercise of any option granted under the Plan shall be effected in such form and manner as the Board may from time to time prescribe.

5.2	Subject to sub-clauses 5.3 and 5.4 below and to Clause 6 below, an option granted under the Plan may not be exercised before any date specified by the Board prior to the grant of the option, provided that such date falls no earlier than the third anniversary and no later than the tenth anniversary of the Grant Date.

5.3	Subject to sub-clauses 5.6 and 5.7 below, if any Participant dies before exercising an option granted to him under the Plan and at a time when he is either a director or employee of a Participating Company or entitled to exercise the option by virtue of sub-clause 5.4 below, the option may (and must, if at all) be exercised by his personal representatives within 12 months after the date of his death.

5.4	Subject to sub-clauses 5.6 and 5.7 below, if any Participant ceases to be a director or employee of a Participating Company (otherwise than by reason of his death), the following provisions apply in relation to any option granted to him under the Plan:-
(a)	if he so ceases by reason of
(i)	injury or disability, the option may (and subject to sub-clause 5.3 above must, if at all) be exercised within six months of his so ceasing; or

(ii)	the disposal of any company, business or part of a business to which his office or employment relates, the option may (and subject to sub-clause 5.3 above must, if at all) be exercised within six months (or, to the extent permitted by the Board, up to twenty four months) of his so ceasing.
(b)	if he so ceases by reason of retirement on reaching any age at which he is bound to retire in accordance with the terms of his contract of employment, the option may (and subject to sub-clause 5.3 above must, if at all) be exercised at any time from the date of retirement to the date on which the option shall otherwise lapse in accordance with these rules and the terms on which the option was granted;

(c)	if he so ceases for any other reason, the option may not be exercised at all unless the Board shall so permit, in which event it may (and subject to sub-clause 5.3 above must, if at all) be exercised to the extent permitted by the Board within twelve months of his so ceasing;
and if the Board is satisfied that the Participant is about to cease to be a director or employee of a Participating Company as mentioned in paragraphs 5.4(a), 5.4(b) and 5.4(c) above on any day, the option may to the extent permitted by the Board be exercised within the period of 28 days immediately preceding that day.

5.5	A Participant shall not be treated for the purposes of sub-clause 5.4 above as ceasing to be a director or employee of a Participating Company until such time as he is no longer a director or employee of any of the Participating Companies, and a Participant (being a woman) who ceases to be such a director or employee by reason of pregnancy or confinement and who exercises her statutory right to return to work before exercising an option under the Plan shall be treated for those purposes as not having ceased to be such a director or employee.

5.6	Notwithstanding any other provision of the Plan, an option granted under the Plan may not be exercised after the expiration of the period of ten years beginning with its Grant Date.

5.7	Subject to sub-clause 5.8 below, within 30 days after an option under the Plan has been exercised by any person, the Board shall cause or procure the issue or transfer to him, of the number of shares in respect of which the option has been exercised.

5.8	The issue or transfer of any shares under the Plan shall be subject to obtaining any such approval or consent as is mentioned in sub-clause 3.5 above.

5.9	Shares issued pursuant to the Plan will rank pari passu in all respects with the shares then already in issue except that they and any shares transferred pursuant to the Plan will not rank for any dividend or other distribution of the Company paid or made by reference to a record date falling prior to the date of their allotment or transfer to the Participant, as the case may be.

5.10	If and for so long as the shares are listed on the London Stock Exchange, the Company shall as soon as practicable after any such allotment apply to the London Stock Exchange for permission for the same to be admitted to the Official List. Any application may be postponed at the Board’s discretion until application can be made in respect of such number of shares as the Board considers appropriate.

6.	TAKEOVER, RECONSTRUCTION AND WINDING-UP

6.1	If any person obtains control of the Company (within the meaning of section 840 of the Income and Corporation Taxes Act 1988) as a result of making an offer to acquire shares in the Company, the Board shall within 7 days of becoming aware thereof notify every Participant thereof and, subject to sub-clauses 5.3, 5.4 and 5.7 above and 6.4 below, an option granted under the Plan may be exercised within one month (or such longer period as the Board may permit) of such notification.

6.2	For the purposes of sub-clause 6.1 above, a person shall be deemed to have obtained control of the Company if he and others acting in concert with him have together obtained control of it.

6.3	If any person becomes bound or entitled to acquire shares in the Company under sections 428 to 430F of the Companies Act 1985, or if under section 425 of that Act the Court sanctions a compromise or arrangement proposed for the purposes of or in connection with a Plan for the reconstruction of the Company or its amalgamation with any other company or companies, or if the Company passes a resolution for voluntary winding up, or if an order is made for the compulsory winding up of the Company, the Board shall forthwith upon becoming aware thereof notify every Participant thereof and any option granted under the Plan may, subject to sub-clauses 5.3 and 5.4 above and 6.4 below, be exercised within one month of such notification, but to the extent that it is not exercised within that period shall (notwithstanding any other provision of the Plan) lapse on the expiration thereof.

6.4	If, as a result of an event specified in clauses 6.1 or 6.3, a person has obtained control of the Company or if a company has become bound or entitled as mentioned in clause 6.3, any Participant may, by agreement with that other company (the “Acquiring Company”) release any subsisting option (the “old option”) in consideration of the grant to him of a new option (the “new option”) which satisfies the following conditions:-
(a)	the new option shall be over shares in the Acquiring Company (or another company associated with it);

(b)	the new option shall be a right to acquire such number of such shares in the Acquiring Company (or such other company) as shall have on the grant of the new option an aggregate market value equal to the aggregate market value of the shares subject to the old option immediately before its release;

(c)	the new option shall have an aggregate price payable on complete exercise equal to the aggregate price which would have been payable on complete exercise of the old option; and

(d)	the new option shall be otherwise identical in terms to the old option.
AND the new option shall, for all other purposes of the Plan, be treated as having been acquired at the same time as the old option in consideration of the release of which it is granted. In relation to a new option:-
(a)	references to the “Company” shall be taken as references to the Acquiring Company; and

(b)	references to “shares” shall be taken as references to shares in the Acquiring Company or, as the case may be, the other company in respect of whose shares the new option is granted.
7.	VARIATION OF CAPITAL

7.1	In the event of any variation of the share capital of the Company (whenever effected) whether by way of capitalisation or rights issue, or sub-division, consolidation or reduction or otherwise, the Board may determine that such adjustments as it considers appropriate shall be made under sub-clause 7.2 below, and the terms of any option in respect of which an adjustment is so determined to be made shall be deemed to be adjusted accordingly.

7.2	An adjustment made under this sub-clause may be to one or more of the following:-
(a)	the number of shares in respect of which any option granted under the Plan may be exercised;

(b)	the price at which shares may be acquired by the exercise of any such option;

(c)	where any such option has been exercised but no share has been transferred pursuant to such exercise, the number of shares which may be so transferred and the price at which they may be acquired.

7.3	As soon as reasonably practicable after any adjustment shall have been deemed to be made under sub-clause 7.2 above, the Board shall give notice in writing thereof to any Participant affected thereby.

8.	ALTERATIONS

8.1	The Plan shall be administered under the direction of the Board who may at any time and from time to time by resolution and without other formality delete, amend or add to the provisions of the Plan or any option granted under it in any respect provided that:-
(a)	no deletion, amendment or addition shall operate to affect adversely in any way any rights already acquired by a Participant under the Plan without the approval of the Participant affected;

(b)	no deletion, amendment or addition may be made to the advantage of Participants as to eligibility, individual or overall plan limits, adjustments on a variation of capital or the provisions of this clause 8 except with the prior approval of the Company in general meeting unless the deletion, amendment or addition is:-
(i)	minor and to benefit the administration of the Plan;

(ii)	to take account of any changes in legislation; or

(iii)	to obtain or maintain Inland Revenue approval of the Plan or to obtain or maintain favourable taxation, exchange control or regulatory treatment for the Company or any Subsidiary or any Participant.
8.2	Notwithstanding anything to the contrary contained in the Plan the Board may at any time by resolution and without further formality:-
(a)	amend the Plan in any way to the extent necessary to obtain or maintain approval by the Board of Inland Revenue or any other governmental or regulatory body pursuant to any present or future United Kingdom legislation; and

(b)	establish one or more further plans to apply in overseas territories governed by provisions similar to the Plan but modified to take account of local tax, exchange control or securities laws, regulation or practice provided that any shares made available under any such plan shall be treated as counting against the limits on overall and individual participation in the Plan.
9.	MISCELLANEOUS

9.1	The rights and obligations of any individual under the terms of his office or employment with any Participating Company shall not be affected by his participation in the Plan or any right which he may have to participate therein, and an individual who participates therein shall waive any and all rights to compensation or damages in consequence of the termination of his office or employment for any reason whatsoever insofar as those rights arise or may arise from his ceasing to have rights under or be entitled to exercise any option under the Plan as a result of such termination.

9.2	The Board may from time to time make and vary such rules and regulations not inconsistent herewith and establish such procedure for administration and implementation of the Plan as it thinks fit, and in the event of any dispute or disagreement as to the interpretation of the Plan, or of any such rule, regulation or procedure, or as to any question or right arising from or related to the Plan, the decision of the Board shall be final and binding upon all persons.

9.3	The Company and any Subsidiary may provide money to the Trustees to enable them to purchase shares to be held for the purposes of the Plan, or enter into any guarantee or indemnity for these purposes, to the extent permitted by section 153 of the Companies Act 1985.

9.4	In any matter in which they are required to act under the Plan, the auditors of the Company shall be deemed to be acting as experts and not as arbitrators.

9.5	Any notice or other communication under or in connection with the Plan may be given by personal delivery or by sending the same by post, in the case of a company to its registered office, and in the case of an individual to his last known address, or, where he is a director or employee of a Participating Company, either to his last known address or to the address of the place of business at which he performs the whole or substantially the whole of the duties of his office or employment, and where a notice or other communication is given by first-class post, it shall be deemed to have been received 48 hours after it was put into the post properly addressed and stamped.

10.	TERMINATION

10.1	The Plan may be terminated at any time by a resolution of the Board or the Company in general meeting and shall in any event terminate on [25 April 2007].

10.2	Termination of the Plan shall not affect the rights of Participants outstanding at the date of such termination.

11.	PROPER LAW

This Plan shall be governed by the law of England and Wales.

OPTION GRANT DEED
(Company Grant)
THIS DEED is made the            day of 200
BY AMVESCAP plc whose registered office is situate at 11Devonshire Square London EC2M 4YR (the “Company”)
WHEREAS:-
1.	THE COMPANY HAS ESTABLISHED THE AMVESCAP 2000 SHARE OPTION PLAN (THE “PLAN”);

2.	THE COMPANY WISHES TO GRANT OPTIONS PURSUANT TO THE PLAN;
NOW THIS DEED WITNESSES as follows:-

3.	OPTIONS BE AND ARE HEREBY GRANTED ON AND SUBJECT TO THE RULES OF THE PLAN TO THE PERSONS NAMED IN THE LIST SET OUT IN THE FIRST SCHEDULE HERETO (THE “LIST”) IN RESPECT OF THE NUMBERS OF ORDINARY SHARES SET OUT OPPOSITE THEIR NAMES RESPECTIVELY.

4.	ALL SUCH OPTIONS SHALL BE EXERCISABLE, SUBJECT TO ANY ADJUSTMENT IN ACCORDANCE WITH THE RULES OF THE PLAN, AT THE PRICE OF P PER SHARE.

5.	EACH PERSON NAMED IN THE LIST SHALL BE ISSUED WITH A CERTIFICATE SUBSTANTIALLY IN THE FORM SET OUT IN THE SECOND SCHEDULE HERETO RECORDING THE PRINCIPAL TERMS THEREOF.
IN WITNESS WHEREOF this Deed has been executed the day and year first above written

First Schedule
The List

Second Schedule
The Certificate
THE AMVESCAP
2000 SHARE OPTION PLAN
Share Option Certificate
No. 0000000
6.	THIS IS TO CERTIFY THAT OF
is the holder of an option to acquire      •      Shares of AMVESCAP plc (the “Company”) at the price of      •      per share, in accordance with the provisions of the Plan.
7.	FOR THE PURPOSE OF THE PLAN, THE DATE OF GRANT IN RESPECT OF THIS OPTION IS • .

8.	THE OPTION WILL EXPIRE ON • AND WILL NOT NORMALLY (EXCEPT INSOFAR AS ALLOWED BY THE PLAN) BE EXERCISABLE BEFORE • .

9.	(A) THE OPTION IS PERSONAL TO THE OPTION HOLDER AND, SUBJECT TO 4(B) BELOW, SHALL NOT BE CAPABLE OF BEING TRANSFERRED.

The option may be transferred to a trustee or any other person or persons howsoever organised provided that prior to such transfer the Board shall have confirmed in writing to the option holder that it is satisfied that the option shall be held by the transferee on terms such that the option holder, the option holder’s estate and the option holder’s family are the only persons to benefit, if at all, from the same.

10.	THIS CERTIFICATE MUST BE SENT TO THE COMPANY SECRETARY WHENEVER THE OPTION IS EXERCISED, WHETHER IN WHOLE OR IN PART, AND PAYMENT OF THE TOTAL OPTION EXERCISE PRICE SHALL BE MADE IN SUCH FORM AND MANNER AS MAY BE DETERMINED BY THE BOARD FROM TIME TO TIME. WHERE THE OPTION IS EXERCISED IN RESPECT OF PART ONLY OF THE SHARES COMPRISED IN THIS CERTIFICATE A NEW CERTIFICATE FOR THE BALANCE WILL BE SENT TO THE HOLDER.

11.	THIS CERTIFICATE EVIDENCES THE GRANT OF THE SAID OPTION BY DEED EXECUTED BY THE COMPANY AND IS ISSUED SUBJECT TO THE RULES OF THE PLAN.

EXECUTED AS A DEED	)
by means of these signatures	)
and DELIVERED	)
Director
Director/Secretary